        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER HIGH INCOME ADVANTAGE TRUST
        10f-3 transactions for the period April 1, 1999 - October 20, 1999

S
                                                           TOTAL
                                                           ISSUED/
                     DATE       PRICE   SHARES     % of    PRINCIPAL       PURCHASED
SECURITY             PURCHASED  SHARE   PURCHASED  Assets  AMOUNT          BY FUND   BROKER(S)
Cybernet Internet Services International
                     07/01/99   $100.00  900,000   0.773% $150,000,000.00   0.563%   Lehman Brothers

Worldwide Fiber      07/23/99   $100.00  600,000   0.522% $500,000,000.00   0.120%   Lehman Brothers
























